Exhibit 21
GMAC LLC

GMAC LLC Subsidiaries as of December 31, 2006

Subsidiary companies of GMAC LLC are listed below.

State or sovereign power of
Name of subsidiary	incorporation

GMAC LLC	Delaware
Autofinanciamiento GMAC, S.A. de C.V.	Mexico
Banco GMAC S.A.	Brazil
Basic Credit Holding Company, L.L.C.	Delaware
American Suzuki Financial Services Company LLC	Delaware
Nuvell Credit Company LLC	Delaware
Nuvell Financial Services LLC	Delaware
Nuvell National Auto Finance LLC	Delaware
Saab Financial Services LLC	Delaware
Capital Auto Receivables LLC	Delaware
Central Originating Lease, LLC	Delaware
G.M.A.C. — Comercio e Aluguer de Veiculos, Lda.	Portugal
G.M.A.C. Financiera de Colombia S.A. Compania de Financiamiento Comercial	Colombia
Gamma Auto Receivables LLC	Delaware
General Motors Acceptance Corporation (N.Z.) Limited	New Zealand
General Motors Acceptance Corporation de Portugal, Instituicao Financiera de Credito, SA	Portugal
General Motors Acceptance Corporation del Peru S.A.	Peru
General Motors Acceptance Corporation Hungary Commercial Limited Liability Company	Hungary
General Motors Acceptance Corporation Italia S.p.A.	Italy
General Motors Acceptance Corporation Nederland N.V.	Netherlands
General Motors Acceptance Corporation of Canada, Limited	Canada
General Motors Acceptance Corporation Suisse S.A.	Switzerland
General Motors Acceptance Corporation, S.A. de C.V.	Mexico
GM Credit AB	Sweden
GMAC (Thailand) Ltd.	Thailand
GMAC — Prestadora de Serviços de Mão-de-Obra Ltda.	Brazil
GMAC Arrendamiento S.A. de C.V.	Mexico
GMAC Australia LLC	Delaware
GMAC Automotriz Limitado	Chile
GMAC Bank	Utah
GMAC Bank Polska Spolka Akcyjna	Poland
GMAC Banque	France
GMAC Colombia S.A. LLC	Delaware
GMAC Comercial Automotriz Chile S.A.	Chile
GMAC Comercial Finance (Holdings) Limited	England
GMAC Commercial Finance LLC	Delaware
GMAC Commercial LLC	Delaware
GMAC Compania Financiera S.A.	Argentina
GMAC Continental LLC	Delaware
Masterlease Limited	England
GMAC d.o.o. (domiciled in Croatia)	Croatia
GMAC del Ecuador S.A.	Ecuador
GMAC Financial Services India Limited	India

Exhibit 21
GMAC LLC

State or sovereign power of
Name of subsidiary	incorporation

GMAC Holdings (U.K.) Limited	England
General Motors Acceptance Corporation (U.K.) plc	England
GMAC Hungary Financial Services Private Limited Company	Hungary
GMAC Insurance Holdings, Inc.	Delaware
GMAC RE Corp.	Delaware
GMAC Securities Corporation	Delaware
MEEMIC Insurance Services Corporation	Delaware
Motors Insurance Corporation	Delaware
MEEMIC Insurance Company	Michigan
MIC General Insurance Corporation	Michigan
MIC Property and Casualty Insurance Corporation	Michigan
Universal Warranty Corporation	Michigan
GMAC International Finance B.V.	Netherlands
GMAC International Holdings Coöperatief U.A.	Netherlands
GMAC International LLC	Delaware
General Motors Acceptance Corporation Italia S.p.A.	Italy
GMAC MEXICANA, S.A. de C.V. Sociedad Financiera de Objeto Limitado Filial	Mexico
GMAC Latin America Holdings LLC	Delaware
GMAC Lease B.V. (aka Masterlease Europe)	Netherlands
GMAC Leasing GmbH (Austrian entity)	Austria
GMAC Leasing of DE LLC	Delaware
GMAC MEXICANA, S.A. de C.V. Sociedad Financiera de Objeto Limitado Filial	Mexico
GMAC Mortgage Group LLC	Delaware
GMAC Mortgage Holdings LLC	Delaware
Residential Capital, LLC	Delaware
GMAC Residential Holding Company, LLC	Delaware
GHS Global Relocation U.K. Limited	United Kingdom
GMAC Home Services, LLC	Delaware
GMAC Mortgage, LLC	Delaware
GMACB Service Company,LLC	Delaware
GMACRH Settlement Services, LLC	Delaware
GMAC-RFC Holding Company, LLC	Delaware
Residential Funding Company, LLC	Delaware
GMAC Residential Funding of Canada Limited	Canada
GMAC-RFC Auritec, S.A.	Mexico
GMAC-RFC Australia Pty Limited	Australia
GMAC-RFC Europe Limited	England
GMAC-RFC Holdings Limited	England
Homecomings Financial, LLC	Delaware
Residential Funding Securities, LLC	Delaware
GMAC North America LLC	Delaware
GMAC South America LLC	Delaware
GMAC Sverige AB	Sweden
GMAC Taiwan LLC	Delaware
GMAC, a.s.	Czech Republic

Exhibit 21
GMAC LLC

State or sovereign power of
Name of subsidiary	incorporation

GMAC, Australia (Finance) Limited	Australia
GMACI Holdings LLC	Delaware
Master Lease Austria GmbH	Austria
Masterlease Limited	England
Pardo Rabello Inversiones S.A.	Argentina
SA Holding One LLC	Delaware
SA Holding Two LLC	Delaware
Semperian LLC	Delaware
Servicios GMAC S.A. de C.V.	Mexico
Servicios, Representación y Asesoramiento de Personal Persoserv S.A.	Ecuador
Wholesale Auto Receivables LLC	Delaware